As filed with the Securities and Exchange Commission on May 13, 2010

Registration File No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JARDEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	35-1828377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Theodore Fremd Avenue

Rye, NY 10580

(914) 967-9400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Martin E. Franklin Chairman and Chief Executive Officer

Jarden Corporation

555 Theodore Fremd Avenue

Rye, NY 10580

(914) 967-9400

(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, NY 10019

(212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer  ☒    Accelerated filer  ☐    Non-accelerated filer  ☐    Small reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)	(1)(2)(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of shares of common stock is being registered for possible issuance from time to time at indeterminate prices.
(3)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.

PROSPECTUS

Common Stock

We and/or certain selling stockholders may offer and sell shares of our common stock, par value $0.01 per share, from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of any such offering. Each time our common stock is offered for sale using this prospectus, we will provide a prospectus supplement to this prospectus containing specific terms and the offering prices. The prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which the we and/or certain selling stockholders will offer the common stock.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We and/or certain selling stockholders may offer and sell these shares to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. We will not receive any proceeds of any sale by any selling stockholder. The prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “JAH.”

Investing in our common stock involves risks. Please refer to the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “Commission”, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we and/or certain selling stockholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. Each time our common stock is offered, we or the selling stockholder will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing our common stock, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus and those documents incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

References to “Jarden,” “we,” “us” and “our” refer to Jarden Corporation and its consolidated subsidiaries.

i

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, as well as other written or oral statements by us or our authorized officers on our behalf, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and in the documents incorporated by reference herein, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Company’s repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for the Company’s markets and the demand for its products, earnings per share and adjusted earnings per share, estimated sales, segment earnings, cash flows from operations, free cash flows, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, leverage, organic growth, the amount of reorganization charges, the success of new product introductions, growth or savings in costs and expenses, impact of commodities and transportation costs, the ability of the Company to consummate, and the impact of, announced acquisitions, and the impact of acquisitions, divestitures, restructurings, securities offerings and other unusual items, including the Company’s ability to successfully integrate and obtain the anticipated results and synergies from its acquisitions. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or incorporated by reference herein and therein. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or incorporated by reference herein and therein, those results or developments may not be indicative of results or developments in subsequent periods.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement, as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

ii

THE COMPANY

We are a global consumer products company that enjoys leading positions in a broad range of primarily niche markets for branded consumer products. We seek to grow our business by continuing our tradition of product innovation, new product introductions and providing the consumer with the experience and value they associate with our strong brand portfolio.

Our unique operating culture has evolved into operating processes and a simple business philosophy which we call “Jarden’s DNA”. This philosophy is based largely on common sense and is the embodiment of our culture, of who we are, how we operate and how we act as a company and as individuals. The core elements of Jarden’s DNA are:

•	Strive to be better.

•	Retain and develop the best talent.

•	Support the individual, but encourage teamwork.

•	Think lean, act large.

•	Listen, learn and innovate.

•	Deliver exceptional financial results.

•	Have fun, work hard, execute.

•	Enhance the communities in which we operate.

We are a leading provider of a broad range of consumer products. Jarden’s three primary business segments, Outdoor Solutions, Consumer Solutions and Branded Consumables, manufacture or source, market and distribute a number of well-recognized brands, including: Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz®, Coleman®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Planet Earth®, Rawlings®, Shakespeare®, Sevylor®, Stearns®, Stren®, Trilene®, Ugly Stik®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam® and VillaWare®; and Branded Consumables: Ball®, Bee®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Java-Log®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew-Cornell®, Mapa®, NUK®, Pine Mountain®, Spontex® and Tigex®. Our growth strategy is based on introducing new products, as well as on expanding existing product categories, which is supplemented through opportunistically acquiring businesses with highly recognized brands, innovative products and multi-channel distribution.

We have achieved leading market positions in a number of niche categories by selling branded products through a variety of distribution channels, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as direct to consumers. By leveraging our strong brand portfolio, category management expertise and customer service focus, we have established and continue to maintain long-term relationships with leading retailers within these channels. For example, we have serviced Walmart and The Home Depot since their openings in 1962 and 1978, respectively, and are currently the category manager at these and other retailers in certain categories. Moreover, several of our leading brands, such as Ball®, Bee®, Bicycle®, Coleman®, deBeer®, Diamond®, Hodgman®, Madshus®, Pflueger®, Rawlings®, Shakespeare® Sunbeam®, Tubbs®, and Völkl® have been in continuous use for over 100 years. We continue to strive to expand our existing customer relationships and attract new customers by introducing new product line extensions and entering new product categories.

We operate three primary business segments: Outdoor Solutions, Consumer Solutions and Branded Consumables.

Outdoor Solutions

The Outdoor Solutions segment manufactures or sources, markets and distributes global consumer active lifestyle products for outdoor and outdoor-related activities. For general outdoor activities, Coleman® is a leading brand for active lifestyle products, offering an array of products that include camping and outdoor equipment such as air beds, camping stoves, coolers, foldable furniture, gas grills, lanterns and flashlights, propane fuel, sleeping bags, tents and water recreation products such as inflatable boats, kayaks and tow-behinds. The Outdoor Solutions segment is also a leading provider of fishing equipment under brand names such as Abu Garcia®, All Star®, Berkley®, Fenwick®, Gulp!®, JRC™, Mitchell®, Penn®, Pflueger®, Sevenstrand®, Shakespeare®, Spiderwire®, Stren®, Trilene®, Ugly Stik® and Xtools®. Team sports equipment for baseball, softball, football, basketball, field hockey and lacrosse products are sold under brand names such as deBeer®, Gait®, Miken®, Rawlings® and Worth®. Alpine and nordic skiing, snowboarding, snowshoeing and in-line skating products are sold under brand names such as Atlas™, Full Tilt®, K2®, Line®, Little Bear®, Madshus®, Marker®, Morrow®, Ride®, Tubbs®, Völkl® and 5150 Snowboards®. Water sports equipment, personal flotation devices and all-terrain vehicle gear are sold under brand names such as Helium®, Hodgman®, Mad Dog Gear®, Sevylor®, Sospenders® and Stearns®. The Company also sells high performance technical and outdoor apparel and equipment under brand names such as Ex Officio®, Marmot®, Planet Earth® and Zoot®.

Consumer Solutions

The Consumer Solutions segment manufactures or sources, markets, and distributes a diverse line of household products, including kitchen appliances and personal care and wellness products for home use. This segment maintains a strong portfolio of globally recognized brands including Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam® and Villaware®. The principal products in this segment include clippers and trimmers for professional use in the beauty and barber and animal categories; electric blankets, mattress pads and throws; household kitchen appliances, such as blenders, coffeemakers, irons, mixers, slow cookers, toasters, toaster ovens and vacuum packaging machines; personal care and wellness products, such as air purifiers, fans, heaters and humidifiers, for home use; products for the hospitality industry; and scales for consumer use.

Branded Consumables

The Branded Consumables segment manufactures or sources, markets and distributes a broad line of branded consumer products, many of which are affordable, consumable and fundamental household staples, including arts and crafts paint brushes, children’s card games, clothespins, collectible tins, cord, rope and twine, feeding bottles, fencing, fire extinguishing products, firelogs and firestarters, home canning jars and accessories, kitchen matches, other craft items, plastic cutlery, playing cards and accessories, rubber gloves and related cleaning products, safes, security cameras, security doors, smoke and carbon monoxide alarms, soothers, sponges, storage organizers and workshop accessories, teats, toothpicks, window guards and other accessories. This segment markets our products under the Aviator®, Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, BRK®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Forster®, Hoyle®, Java-Log®, KEM®, Kerr®, Lehigh®, Leslie-Locke®, Lillo®, Loew-Cornell®, Mapa®, NUK®, Pine Mountain®, Spontex® , Tigex® and Wellington® brand names, among others. We distribute these products through club, drug, e-commerce, grocery, hardware, home center, mass merchant and specialty retail customers and deliver these products to thousands of “ship to” locations.

Process Solutions

In addition to the three primary business segments described above, our Process Solutions segment manufactures, markets and distributes a wide variety of plastic products including closures, contact lens packaging, medical disposables, plastic cutlery and rigid packaging. Many of these products are consumable in nature or represent components of consumer products. Our materials business produces specialty nylon polymers, conductive fibers and monofilament used in various products, including woven mats used by paper producers and weed trimmer cutting line, as well as fiberglass radio antennas for marine, citizen band and military applications. We are also the largest North American producer of niche products fabricated from solid zinc strip and are the sole source supplier of copper plated zinc penny blanks to the United States Mint and a major supplier to the Royal Canadian Mint, as well as a supplier of brass, bronze and nickel plated finishes on steel and zinc for coinage to other international markets. In addition, we manufacture a line of industrial zinc products marketed globally for use in the architectural, automotive, construction, electrical component and plumbing markets.

We are incorporated in Delaware, and the address of our executive corporate headquarters is located at 555 Theodore Fremd Avenue, Rye, NY 10580, and our telephone number is (914) 967-9400.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described in our periodic reports filed with the Commission, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement. We will not receive any proceeds from any sales by selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended. Copies of our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, are incorporated by reference and will be sent to stockholders upon request. See “Where Can You Find More Information.”

Authorized Common Stock

We have authorized 150,000,000 shares of our common stock, par value $0.01 per share. As of April 26, 2010, there were 92,203,225 shares of our common stock outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of our common stock have any right to cumulative voting.

Board of Directors

Our Board of Directors is divided into three classes of directors having staggered three-year terms of office.

Dividend Rights

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor. In September 2009, we announced that our board of directors had decided to initiate a quarterly cash dividend. We expect that the quarterly dividends going forward will be paid during the last week of October, January, April and July, and anticipate a total annual dividend of $0.33 per share of common stock. However, the actual declaration of any future cash dividends, and the establishment of record and payment dates, will be subject to final determination by our board of directors each quarter after its review of our financial performance.

Rights Upon Liquidation

In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Preemptive Rights

Holders of our common stock have no preemptive rights or rights to convert their shares of common stock into any other securities.

Other Rights

There are no redemption or sinking fund provisions applicable to our common stock.

Transfer Agent

Computershare Trust Company, N.A. is the transfer agent and registrar for shares of our common stock.

SELLING STOCKHOLDERS

Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and any selling stockholder may sell shares of our common stock in any of three ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of such shares, including

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them; and

•	the public offering price of the shares and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and any selling stockholder may effect the distribution of the shares from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares).

Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

We and any selling stockholder may sell the shares through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us, any selling stockholder or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We and any selling stockholder may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Any selling stockholders, underwriters, broker-dealers and agents that participate in the distribution of the shares may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us or such selling stockholder against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay any or all expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “JAH.”

Agents and underwriters may be entitled to indemnification by us and/or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling stockholders in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission’s Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission’s Public Reference Room.

Our common stock is listed on the NYSE under the symbol “JAH.” Certain materials filed by us may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than any portion of any such filing that is furnished under the applicable Commission rules, which documents contain important information about us and our common stock:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 24, 2010;

•	our quarterly report on Form 10-Q for the quarter ended March 31. 2010, filed with the Commission on April 30, 2010;

•	our current report on Form 8-K, filed with the Commission on January 8, 2010;

•	our current report on Form 8-K, filed with the Commission on January 19, 2010;

•	our current report on Form 8-K, filed with the Commission on January 22, 2010;

•	our current report on Form 8-K, filed with the Commission on April 7, 2010;

•	our current report on Form 8-K, filed with the Commission on April 16, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A/A filed on May 1, 2002, including any amendments or reports filed for the purpose of updating that description.

All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement are incorporated by reference in this prospectus supplement, other than any portion of any such filing that is furnished under the applicable Commission rules, and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at 555 Theodore Fremd Avenue, Rye, New York 10580, Attention: Secretary, or call (914) 967-9400.

EXPERTS

The financial statements of Jarden Corporation as of and for the years ended December 31, 2009 and 2008, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Jarden Corporation for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements for the year ended December 31, 2007, appearing in our annual report on Form 10-K for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York, and for the underwriters or agents, by counsel named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of the common stock, par value $0.01 per share, of Jarden Corporation (the “Registrant”) being registered are as set forth in the following table:

Registration Fee—Securities and Exchange Commission	**
*Legal Fees and Expenses	$100,000
*Accounting Fees and Expenses	50,000
*Printing Fees and Expenses	20,000
*Blue Sky Fees	—
*Miscellaneous	25,000

*Total	$195,000

*	Estimated
**	In accordance with Rule 456(b) and 457(r) we are deferring payment of the registration fee.

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation or other enterprise, against expenses, costs or fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all the claims, issues or matters in such proceeding, such person may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section B of Article VII of the Registrant’s Restated Certificate of Incorporation, as amended, provides the following:

1. The Registrant shall indemnify each person who is or was a director, officer or employee of the Registrant, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Registrant, against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which such person may become involved, as a party or otherwise, by reason of such person’s being or having been a director, officer or employee of the Registrant or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in such person’s capacity as such director, officer or employee, whether or not such person continues to be such at the time such liability or expense is incurred, provided that a determination is made by the Registrant in accordance with Delaware law that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had reasonable cause to believe such person’s conduct was lawful or no reasonable cause to believe that such person’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in the previous sentence. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Registrant or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which such person was not legally entitled; (b) as to amounts paid or payable to the Registrant for an accounting of profits in fact made from the purchase or sale of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent such person has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Registrant, but only if (a) the Board of Directors of the Registrant, acting by a quorum consisting of directors who are not partners to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 above; or (b) outside legal counsel engaged by the Registrant (who may be regular counsel of the Registrant) shall deliver to the Registrant its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Registrant, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 above.

3. As used in Section B of Article VII, the term “liability” means amounts paid in settlement or in satisfaction of judgments of fines or penalties, and the term “expense” includes, but is not limited to, attorneys’ fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Registrant may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article VII.

4. The provisions of Section B of Article VII are applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption thereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided thereunder are in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and inure to the benefit of the heirs, executors and administrators of any such director, officer or employee. Any repeal or modification of the provisions of Section B of Article VII by the stockholders of the Registrant will not adversely affect any rights to indemnification and advancement of expenses existing pursuant to such Section with respect to any acts or omissions occurring prior to such repeal or modification.

The Registrant’s directors and officers are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Registrant.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference:

Exhibit	Description
1.1	Form of Underwriting Agreement. (1)

5.1	Opinion of Kane Kessler, P.C. (2)

23.1	Consent of Independent Registered Public Accounting Firm. (2)

23.2	Consent of Independent Registered Public Accounting Firm. (2)

23.4	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). (2)

(1)	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference.
(2)	Filed herewith.

Item 17. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	That for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

3.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

4.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 9134) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on May 13, 2010.

JARDEN CORPORATION

By:	/s/ IAN G.H. ASHKEN
Name:	Ian G.H. Ashken
Title:	Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Jarden Corporation hereby severally constitutes and appoints Martin E. Franklin and Ian G. H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 13, 2010:

Name	Title

/s/ MARTIN E. FRANKLIN Martin E. Franklin	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ IAN G.H. ASHKEN Ian G. H. Ashken	Vice Chairman and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD T. SANSONE Richard T. Sansone	Chief Accounting Officer (Principal Accounting Officer)

/s/ RENÉ-PIERRE AZRIA René-Pierre Azria	Director

/s/ MICHAEL S. GROSS Michael S. Gross	Director

/s/ RICHARD J. HECKMANN Richard J. Heckmann	Director

/s/ DOUGLAS W. HUEMME Douglas W. Huemme	Director

/s/ RICHARD L. MOLEN Richard L. Molen	Director

/s/ IRWIN D. SIMON Irwin D. Simon	Director

/s/ ROBERT L. WOOD Robert L. Wood	Director

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement. (1)

5.1	Opinion of Kane Kessler, P.C. (2)

23.1	Consent of Independent Registered Public Accounting Firm. (2)

23.2	Consent of Independent Registered Public Accounting Firm. (2)

23.4	Consent of Kane Kessler, P.C. (Included in Exhibit 5.1). (2)

24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto). (2)

(1)	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference.
(2)	Filed herewith.